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                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the America Service Group Inc. Registration Statement on Form S-8 (Registration No. 33-48231), pertaining to the Incentive Stock Plan, the Registration Statement on Form S-8 (Registration No. 333-03010), pertaining to the Executive Stock Purchase Plan, the Registration Statement on Form S-8 (Registration No. 333-04903), pertaining to the Amended Incentive Stock Plan for 275,000 shares, the Registration Statement on Form S-8 (Registration No. 333-04895), pertaining to the Employee Stock
        Purchase Plan, the Registration Statement on Form S-8 (Registration No. 333-26903), pertaining to the Executive Stock Option Plan and the Registration Statement on Form S-8 (Registration No. 333-26905), pertaining to the Amended Incentive Stock Plan for 107,500 shares, of our report dated March 17, 1998, with respect to the consolidated financial statements and schedule of America Service Group Inc. for the year ended December 31, 1997.


                                                              Ernst & Young LLP

        Nashville, Tennessee
        March 26, 1998